Exhibit 99


                             Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    Iomed, Inc.
                           (IOX)


Date of Earliest
Transaction Required
to be Reported:            6/22/04


Signature:                 /s/ Kevin Insley
                           -----------------------------------------
                           Name:    Kevin Insley
                           Title:   President
                           ELAN INTERNATIONAL SERVICES, LTD.